UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2016

URANIUM RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offers; Compensatory Arrangements of Certain Officers.

On September 11, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Uranium Resources, Inc. (the “Company”) determined and approved the payment of performance-based cash bonuses for the year ended December 31, 2015 for each of the Company’s named executive officers (“NEOs”) (i) Christopher M. Jones, the Company’s chief executive officer, in the amount of $110,550; (ii) Jeffrey L. Vigil, the Company’s chief financial officer, in the amount of $40,200; and (iii) Dean T. Wilton, the Company’s vice president and chief geologist, in the amount of $35,175. The Committee determined the bonus awards based upon achievement of certain performance measures for the year ended December 31, 2015 for each of the NEOs.

In 2015, the Committee established a short-term incentive program pursuant to which each of the NEOs could earn cash or stock based on the achievement of individualized performance measures. The target value of the award was established at 60% of base salary in the case of the CEO and 30% of base salary in the case of the other NEOs. For fiscal 2015, the performance measures and weighting of the measure for each NEO were as follows:

Mr. Jones:

•

No OSHA reportable or TCEQ recordable incidents in 2015 (10%)

•

Grow business materially through one successful merger or acquisition (20%)

•

Development, approval, execution and communication of corporate strategy (20%)

•

Perform at or better than approved 2015 budget (20%)

•

Develop succession and staffing plans (10%)

•

Fund the Company through 2016 by end of 2015 (20%)

Mr. Vigil:

•

No OSHA reportable or TCEQ recordable incidents in 2015 (10%)

•

Management reporting performed to satisfaction of Board (20%)

•

Development, approval, execution and communication of corporate strategy (20%)

•

Perform at or better than approved budget (10%)

•

Obtain financing (30%)

•

Develop succession and staffing plans (10%)

•

Provide support to preparation of budget (10%)

Mr. Wilton:

•

No OSHA reportable safety incidents or environmental recordable incidents in 2015 (20%)

•

Development, approval, execution and communication of corporate strategy (20%)

•

Perform at or better than approved budget (20%)

•

Complete 2015 drilling program with an identified target for development (30%)

•

Develop succession and staffing plans (10%)

The management team’s results in 2015 include:

•

One recordable injury;

•

Zero recordable environmental incidents;

•

A major acquisition, successfully closed in November 2015;

•

Costs under budget, exclusive of acquisition costs; and

•

Funding of 2016 budget unsuccessful at year’s end.

The other compensation for the NEOs in 2015 was previously reported by the Company in the Summary Compensation Table included in the Company’s definitive proxy statement filed on May 16, 2016.  As of the date of the definitive proxy statement, non-equity incentive plan compensation for the NEOs had not been determined or approved and, therefore, was omitted from the Summary Compensation Table.  Pursuant to Item 5.02(f) of Form 8-K, below is a revised Summary Compensation Table, which includes the non-equity incentive plan compensation paid to the Company’s NEOs and revised total compensation figures for 2015.

2015 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding 2015 and 2014 compensation for each of our 2015 NEOs:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Christopher M. Jones	2015	275,000	—	110,500	1,145	386,645
President and CEO	2014	275,000	303,504	124,000	5,924	708,428
Jeffrey L. Vigil	2015	200,000	—	40,200	1,145	241,345
Vice President – Finance and CFO	2014	200,000	121,401	42,000	4,597	367,998
Dean T. (Ted) Wilton(4)	2015	175,000	—	35,175	744	210,919
Vice President and Chief Geologist	2014	175,000	141,634	37,000	4,559	358,193

(1)

See Note 10 – Stock Based Compensation of the Notes to Consolidated Financial Statements in Item 8 of the Company’s Annual Report on Form 10-K dated March 18, 2016 for a discussion of valuation assumptions for stock awards. The stock awards present the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718.

(2)

The amounts shown under Non-Equity Incentive Plan Compensation reflect earnings by the named executive officers under the Company’s short-term earnings program for the fiscal year in which such amounts are earned, regardless of when paid.  Awards under the Company’s short-term incentive program are generally paid the year following the year in which the award is earned.  Awards will be paid in 2016 as a result of 2015 performance and awards were paid in 2015 as a result of 2014 performance.

(3)

Includes contributions made by the Company under the Company’s 401(k) Profit Sharing Plan and life insurance premiums paid by the Company on behalf of the named officer.

(4)

Mr. Wilton declined the stock awards granted to him on June 4, 2014 and the non-equity incentive plan compensation for 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2016

URANIUM RESOURCES, INC.

By:      /s/ Jeffrey L. Vigil

Name:

Jeffrey L. Vigil

Title:

Vice President–Finance and Chief Financial Officer